EXHIBIT 10.1

                                 Amendment No. 1
                                       to
                              Employment Agreement




This Amendment No. 1 to the Employment Agreement (the "Agreement") dated as of December 13, 2002 ("Agreement Date") by and between Financial Industries Corporation, a Texas company ("Company"), and Thomas C. Richmond ("Executive"), a resident of Texas. The parties desire to enter into this Amendment, which is intended to modify certain terms and conditions of the Agreement. In consideration of the mutual agreements contained herein, the Company and Executive agree as follows:


     1. Section 3.1 of the Agreement is hereby amended in its entirety to read as follows:

          3.1 Employment Period. The term of Executive's employment under this Agreement (the "Employment Period") shall begin on the Agreement Date and end on February 13, 2004. At the end of the Employment Period, Executive shall be entitled to receive the payments set forth in paragraph 3 of this Amendment No. 1 to the Employment Agreement.

     2.   Section 4.2 of the Agreement is hereby deleted in its entirety.


     3. Article IV -Compensation is amended by the addition of the following new section:

          4.2 Severance Payment. Following the end of the Employment Period, Executive shall be entitled to receive, as severance payments, bi-weekly payments of $7,307.70 each, net of any applicable deductions for federal income taxes and other related payroll taxes, in accordance with the FIC Insurance Group Payroll Calendar (hereinafter referred to as "Installments"). The Installments shall be payable beginning on February 26, 2004, with the final payment being made on the second regular FIC Insurance Group Payroll date for the month of December 2005.

               During the period that the Installments are payable:


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               (a)  the  Company  will  use its  best  efforts  to  provide  for
                    Executive's continued participation in the medical and dental insurance plans for which Executive was enrolled as of January 1, 2004, for which Executive will make the same contribution to the cost of such benefits as is made by active employees participating in such plans. If, at any time during the period that Installments are payable, the Company is unable to provide for Executive's continued participation in said medical and dental plans, Executive may apply for COBRA participation. If Executive enrolls in COBRA, the Company will contribute to the cost of such coverage, for the period commencing with the effective date of such COBRA enrollment and ending on the date of payment of the final Installment, the difference between the cost of COBRA coverage and the amount of contributions which an
                    active   employee  of  the  Company  would  be  required  to
                    contribute for participation in the medical benefit plan of the Company;

               (b) Executive will not be eligible to participate in the 401K plan sponsored by the Company and he will not accrue additional benefits under the defined benefit plan; and

               (c) the Company will provide Executive with life insurance and accidental death benefit insurance in an amount comparable to the amount for which Executive was enrolled as of January 1, 2004. Executive will contribute to the cost of such benefits on the same basis that he would have contributed had he continued as an active employee.


     4. All capitalized terms in this Amendment shall have the meaning set forth in the Agreement, in the absence of a different definition set forth herein.


     5. To the extent that any terms of this Amendment are inconsistent with the express terms of the Agreement, this Amendment shall control. All other terms in the Agreement shall remain in full force and effect.


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     IN WITNESS WHEREOF,  Company and Executive have caused this Amendment to be executed as of this 13th day of February, 2004.


Financial Industries Corporation


By:    /s/ Theodore A. Fleron
    _____________________________

Title:  Vice President and Secretary





       /s/ Thomas C. Richmond
    ______________________________
    Thomas C. Richmond


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